Exhibit (a)(1)(iii)

Forms of Letter of Transmittal

LETTER OF TRANSMITTAL

Regarding Shares of

COATUE INNOVATIVE STRATEGIES FUND

Tendered Pursuant to the Offer to Purchase
Dated January 27, 2026

THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY STATE STREET BANK AND TRUST COMPANY

BY February 24, 2026

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT THE END OF THE DAY ON February 24, 2026,

AT 12:00 MIDNIGHT, EASTERN TIME,

UNLESS THE OFFER IS EXTENDED

Complete This Letter of Transmittal and Return To:

Coatue Innovative Strategies Fund

c/o State Street Corporation

Attention: Transfer Agency

1776 Heritage Drive

Mail Code: JAB0340

North Quincy, MA 02171

Email: CoatueTA_INQ@StateStreet.com

Letter of Transmittal Page 1 of 5

COATUE INNOVATIVE STRATEGIES FUND

Ladies and Gentlemen:

The undersigned hereby tenders to Coatue Innovative Strategies Fund, a non-diversified, closed-end management investment company organized as a Delaware statutory trust (the "Fund"), the shares of beneficial interests in the Fund (the "Shares") held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated January 27, 2026 (the "Offer"), receipt of which is hereby acknowledged, and in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Shares are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Shares tendered hereby.

As described in the Offer, the payment of the purchase amount for the Shares tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned in this Letter of Transmittal. The undersigned recognizes that the amount of the payment of the purchase amount for Shares will be based on the unaudited value of the Fund as of January 30, 2026, subject to an extension of the Offer as described in Section 8 of the Offer and less any early repurchase fee relating to such Shares, if applicable.

All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer, this tender is irrevocable.

PLEASE MAIL OR EMAIL TO: CoatueTA_INQ@statestreet.com

COATUE INNOVATIVE STRATEGIES FUND
c/o STATE STREET BANK AND TRUST COMPANY
ATTENTION: TRANSFER AGENCY

1776 HERITAGE DRIVE

mail code: jab0340
North Quincy, MA 02171

PHONE: 617-662-7100

Letter of Transmittal Page 2 of 5

LETTER OF TRANSMITTAL

Tender Valuation Date: January 30, 2026

Tender Expiration Date: 12:00 Midnight, Eastern Time, February 24, 2026

PLEASE COMPLETE PARTS 1, 2, 3, AND 4

PLEASE MAIL OR EMAIL TO: CoatueTA_INQ@STATESTREET.COM

Coatue Innovative Strategies Fund c/o State Street Bank and Trust Company Attention: Transfer Agency 1776 Heritage Drive Mail Code: JAB0340 North Quincy, MA 02171	For Additional Information: Phone: 617-662-7100 Email: CoatueTA_INQ@StateStreet.com

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY, AS APPLICABLE,
BEFORE SUBMITTING YOUR TENDER REQUEST.

PART 1 – NAME AND ADDRESS

Account #:
Full Account Registration Line 1:
Full Account Registration Line 2:
Address:
City, State, Zip:
Social Security # or Taxpayer Identification #:
Telephone Number:

Advisor Account #:
Advisor Name:
Advisor Address Line 1
Advisor Address Line 2
Advisor Telephone Number:

FOR CUSTODIAL ACCOUNTS ONLY (IRA, 401k, ETC.)
Custodial Account #:
Custodian Name:
Custodian Address:
Custodian City, State, Zip:
Custodian Telephone Number:

Letter of Transmittal Page 3 of 5

PART 2 – AMOUNT OF SHARES IN THE FUND BEING TENDERED:

☐ Entire amount of Shares

☐ Portion of Shares              $______________          or         ______________ Number of Shares

PART 3 – PAYMENT

PAYMENT GUIDELINES: Proceeds from tax deferred and tax exempt registration types are required to be returned to the custodian on record.

If you invest in the fund through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein. Please contact your financial intermediary before submitting your tender request.

Please Deliver All Proceeds via Federal Wire to the Following:

☐	Deliver All Proceeds to Custodian to Bank Account on Record

☐	Deliver All Proceeds to Broker/Dealer/RIA to Bank Account on Record

☐	Deliver All Proceeds to Bank Account on Record

☐	Deliver All Proceeds to New Bank Instructions (must complete Part 4 below)

PART 4 – NEW BANK INSTRUCTIONS

(Medallion Signature Guarantee Required if this Part is completed)

Bank Name:
ABA Routing Number:
For Credit to:
Name(s) on Bank Account:
Bank Account Number:
For Further Credit to:
Name(s) on Shareholder's Account:
Shareholder Account Number at Broker:

Letter of Transmittal Page 4 of 5

PART 5 - SIGNATURE(S)

Signature	Print Name of Authorized Signatory (and Title if applicable) Date

Signature	Print Name of Authorized Signatory (and Title if applicable) Date

Signature	Print Name of Authorized Signatory (and Title if applicable) Date

THIS DOCUMENT REQUIRES A MEDALLION SIGNATURE GUARANTEE BELOW ONLY
WHEN AUTHORIZED SIGNER(S) INSTRUCT THE FUND TO SEND TENDER PROCEEDS
TO AN ACCOUNT OTHER THAN THE BROKER/CUSTODIAN ACCOUNT OF RECORD.

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY, AS APPLICABLE,

BEFORE SUBMITTING YOUR TENDER REQUEST.

Letter of Transmittal Page 5 of 5

COATUE INNOVATIVE STRATEGIES FUND

TENDER OFFER NOTICE

FOR SHAREHOLDERS THROUGH MERRILL, LYNCH, PIERCE, FENNER & SMITH, INC.
(“MERRILL”)

_____________, 2026

Re: Shareholder tender offer begins on January 27, 2026. Repurchase requests are due no later than 12:00 midnight, Eastern Time, on February 24, 2026 (“Merrill Repurchase Request Deadline”).

Dear Coatue Innovative Strategies Fund Shareholder:

This notice is to inform you of important dates relating to a tender offer by Coatue Innovative Strategies Fund (the “Fund”). The Fund is offering to purchase up to 5% of the Fund’s shares of beneficial interests (including fractions thereof) (“Shares”) outstanding as of December 31, 2025, pursuant to tenders by shareholders of the Fund (“Shareholders”) at a price equal to the net asset value of such Shares as of January 30, 2026, less any early repurchase fee.

If you have no need or desire to tender your Shares at this time, simply disregard this notice and take no action. Shareholders are not required to participate in this tender offer and no action on your part is required if you are not interested in participating.

The tender offer period will begin on January 27, 2026 and, unless the offer is extended, will expire at the end of the day on February 24, 2026, at 12:00 midnight, Eastern Time, at which point the tender offer will expire. The purpose of the tender offer is to provide liquidity to Shareholders of the Fund. Shares may be tendered to the Fund for purchase only during one of the Fund’s announced tender offers. Please see the attached Offer to Purchase or contact your Investment Professional for additional information.

Any repurchase of Shares by the Fund pursuant to this tender offer will be a taxable transaction for U.S. federal income tax purposes. Consult your Investment Professional or tax advisor for more information. Please remember that you are not obligated to do anything with your Shares at this time.

Because you hold your Shares through Merrill, if you wish to tender a portion or all of your Shares during this tender offer period, you must contact your Investment Professional and request to tender your Shares by the Merrill Repurchase Request Deadline (i.e., no later than 12:00 midnight, Eastern Time, on February 24, 2026) to allow for order processing. Merrill will tender your Shares to the Fund on your behalf. Do not submit repurchase requests directly to the Fund or its transfer agent as they will not be honored.

If you have any questions, please refer to the attached Offer to Purchase, which contains additional important information about the tender offer, or contact your Investment Professional.

Sincerely,

Coatue Innovative Strategies Fund

Signature Pages - U.S. Investors Registration / Client Account Details Account registration and address Account classification Taxpayer identification number Account Number Exempt payee code Exemption from FATCA reporting code FATCA classifications Document No.: Client Account No.: Tender Offer These Tender Offer Request Signature Pages (or “Signature Pages”) relate to the client’s (the “Client”) redemption or repurchase request from one or more investment funds (each, a “Fund”). The term “Fund” or “Funds” as used herein refers to each investment fund from which the Client is redeeming as set forth in the Signature Pages. The term “Interest” refers to any unit of participation, share, or other form of interest issued by a Fund. TENDER_0523 Document No.: 1 of 4 Client Account No.: SAMPLE USE ONLY

Payment Cash payments due pursuant to this request will be made directly to Merrill Lynch, Pierce, Fenner & Smith, Inc. or Private Bank, as indicated above, who will facilitate the distribution of proceeds into the Client’s account. Fund Name: Effective Date Cut-off Date Channel Tender Type Units (If Partial) Full Partial Request Tender / Redemption Details Signature By executing and submitting these Signature Pages, you acknowledge that this request is subject to all of the terms and conditions set forth in the Offer and the Letter of Transmittal. Except as stated in the Offer, this request is irrevocable. You acknowledge the absolute right of the Fund to reject any and all tenders, including those that the Fund determines, in its sole discretion, are not in the appropriate form. You represent that you are the beneficial owner of the Interests in the Fund to which this request relates, or that the person signing this request is an authorized representative of the redeeming investor. Document No.: Client Account No.: TENDER_0523 Document No.: 2 of 4 Client Account No.: SAMPLE USE ONLY

Under penalties of perjury, by signature below, you hereby represent, warrant and certify as follows: (a) the Social Security/ Taxpayer ID Number set forth in these Signature Pages is your true, correct and complete Social Security/Taxpayer ID Number, and you are a U.S. citizen or other United States person (as defined in the instructions to IRS Form W-9); (b) you are not subject to backup withholding because (i) you are exempt from backup withholding, (ii) you have not been notified by the Internal Revenue Service that you are subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the Internal Revenue Service has notified you that you are no longer subject to backup withholding; and (c) if an exemption from the Foreign Account Tax Compliance Act (FATCA) reporting was on this document then you certify that the FATCA code(s) entered on this document, if any, indicating that you are exempt from FATCA reporting is correct. Certification instructions. Check this box if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Internal Revenue Code Certification Title Title Title Date Date Date Signer’s name (please print) Signer’s name (please print) Signer’s name (please print) Signature 6 Signature 4 Signature 2 Signature 6: Signature 4: Signature 2: Title Title Title Date Date Date Signer’s name (please print) Signer’s name (please print) Signer’s name (please print) Signature 5 Signature 3 Signature 1 Signature 5: Signature 3: Signature 1: Document No.: Client Account No.: TENDER_0523 Document No.: 3 of 4 Client Account No.: If one or more of the signatories listed here does not need to sign on behalf of the account, cross out their name. This does not apply to joint accounts. SAMPLE USE ONLY

Investment Professional Attestation Investment Professional signature Investment Professional name Date Production number / PB CAI number The undersigned Investment Professional hereby certifies that the Client is known to and is a Client of the Investment Professional, and the Investment Professional has had substantive discussions with the Client regarding the Client’s investment objectives. The Investment Professional confirms that he/she has a reasonable basis for believing (i) that all of the representations made by the Client on these Signature Pages are true and correct, (ii) based on information obtained from the Client concerning the Client’s investment objectives, other investments, financial situation and needs, and any other information known to the Investment Professional, that a tender, redemption or withdrawal from the Fund is suitable for the Client, and (iii) that the Client’s contact information on record with the selling agent and as noted on these Signature Pages is true and correct. The Investment Professional confirmed that the Client is aware of the financial terms and risks applicable to a tender, redemption or withdrawal from the Fund and the specific class(es)/tranche(s) and series of Interests issued by each Fund in which the Client currently invests. Document No.: Client Account No.: TENDER_0523 Document No.: 4 of 4 Client Account No.: SAMPLE USE ONLY